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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67530, No. 333-66682, No. 333-58142) pertaining to the 1996 U.S.
Stock Option Plan, as amended October 1999, 1999 Israeli Share Option Plan, 2000 U.S. Share Incentive Plan, 2000 Israeli Share Option Plan, 1997 Israeli Share and Stock Option Incentive Plan and 2000 Employee Share Purchase Plan of Verisity Ltd. of our report dated January 15, 2002, with respect to the consolidated financial statements of Verisity Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                 /s/ Ernst & Young LLP



Palo Alto, California
March 22, 2002